Exhibit 10.1

EXECUTION COPY

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of April 7, 2015, by and among Baltic Trading Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), Genco Shipping & Trading Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands (“Parent”), and each entity listed on Schedule A hereto (each, a “Shareholder”).

WHEREAS, the Company, Parent, and Poseidon Merger Sub Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company to survive the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition, as well as the terms “control” and “person”, shall have the respective meanings specified in the Merger Agreement);

WHEREAS, the Company Special Committee has received a fairness opinion from each of Blackstone Advisory Partners, L.P. and Peter J. Solomon Company, L.P. that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Exchange Ratio is fair from a financial point of view to the Company Unaffiliated Shareholders;

WHEREAS, the Company Special Committee has determined that the Merger is fair and reasonable to, and in the best interests of, the Company and the Company Unaffiliated Shareholders and has recommended to the Company Board that it approve the Merger Agreement and the transactions contemplated thereby, including this Agreement;

WHEREAS, the Parent Independent Directors’ Committee has received a fairness opinion from Houlihan Lokey Capital, Inc. that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Exchange Ratio is fair from a financial point of view to Parent;

WHEREAS, the Parent Independent Directors’ Committee has determined that the Merger is fair and reasonable to, and in the best interests of, Parent and the Parent Shareholders and has recommended to the Parent Board that it approve the Merger Agreement and the transactions contemplated thereby, including this Agreement;

WHEREAS, each Shareholder beneficially owns the number of common shares of stock, par value $0.01 per share, of Parent (“Parent Common Stock”) set forth opposite such Shareholder’s name under the caption “Number of Parent Shares” on Schedule A hereto (the “Existing Parent Shares”);

 WHEREAS, each Shareholder beneficially owns the number of shares of common stock, par value $0.01 per share of the Company (“Company Common Stock”, together with Parent Common Stock, “Common Stock”) set forth opposite such Shareholder’s name under the caption

“Number of Company Shares” on Schedule A hereto (the “Existing Company Shares”, together with Existing Parent Shares, the “Existing Shares”); and

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXIES

Section 1.1     Voting.

(a)           From and after the date hereof until the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to and in compliance with the terms therein and (iii) any reduction of the Exchange Ratio or change in the Exchange Ratio (the date upon which any of the events set forth in the foregoing clauses (i) through (iii) occurs being the “Expiration Date”), each Shareholder irrevocably and unconditionally hereby agrees with the Company that at any meeting (whether annual or special and each adjourned or postponed meeting) of Parent’s shareholders, however called, or in connection with any written consent of Parent’s shareholders, the Shareholder will (A) appear at such meeting or otherwise cause all of its Existing Parent Shares and other shares of Parent Common Stock over which it has acquired beneficial ownership after the date hereof (including any shares of Parent Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Parent Common Stock or warrants or the conversion of any convertible securities or otherwise) (collectively, the “New Parent Shares”, and together with the Existing Parent Shares, the “Parent Shares”), which it owns as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (B) vote or cause to be voted (including by proxy or written consent, if applicable) all such Parent Shares (1) in favor of adoption and approval of the Merger Agreement, the Merger, the Charter Amendment, and the other transactions contemplated by the Merger Agreement (the “Parent Meeting Proposals”), (2) in favor of any proposal to adjourn or postpone such meeting of Parent’s shareholders to a later date if there are not sufficient votes to approve the Parent Meeting Proposals, and (3) against any action, proposal, transaction or agreement that would reasonably be likely to (x) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of a Shareholder contained in this Agreement or (y) prevent, materially impede or materially delay Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger (clauses (1) through (3), the “Parent Required Votes”).

(b)           From and after the date hereof until the Expiration Date, each Shareholder irrevocably and unconditionally hereby agrees with the Company that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Shareholder will (i) appear at such meeting or otherwise cause all of its Existing Company Shares and other shares of Company Common Stock over which it has acquired beneficial ownership after the date hereof (including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Company Common Stock or warrants or the conversion of any convertible securities or otherwise) (collectively, the “New Company Shares”, and together with the Existing Company Shares, the “Company Shares”; the Company Shares together with the Parent Shares, the “Shares”; the New Company Shares together with the New Parent Shares, the “New Shares”), which it owns as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Company Shares (A) in favor of adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (the “Company Meeting Proposals”), (B) in favor of any proposal to adjourn or postpone such meeting of Company’s shareholders to a later date if there are not sufficient votes to approve the Company Meeting Proposals, and (C) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of a Shareholder contained in this Agreement or (2) prevent, materially impede or materially delay the Company’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger (clauses (A) through (C), the “Company Required Votes”, and together with the Parent Required Votes, the “Required Votes”)

Section 1.2     Grants of Irrevocable Proxies; Appointments of Proxy.

(a)           From and after the date hereof until the Expiration Date, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, the Company and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Parent Shares owned by such Shareholder as of the applicable record date in accordance with the Parent Required Votes; provided that each Shareholder’s grant of the proxy contemplated by this Section 1.2(a) shall be effective if, and only if, such Shareholder has not delivered to the Company prior to the meeting at which any of the matters described in Section 1.1(a) are to be considered, a duly executed irrevocable proxy card directing that the Parent Shares of, or owned by, such Shareholder be voted in accordance with the Parent Required Votes.

(b)           From and after the date hereof until the Expiration Date, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, the Company and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Company Shares owned by such Shareholder as of the applicable record date in accordance with the Company Required Votes; provided that each Shareholder’s grant of the proxy contemplated by this Section 1.2(b) shall be effective if, and only if, such Shareholder has not delivered to the

Company prior to the meeting at which any of the matters described in Section 1.1(b) are to be considered, a duly executed irrevocable proxy card directing that the Company Shares of, or owned by, such Shareholder be voted in accordance with the Company Required Votes.

(c)           Each Shareholder hereby represents that any proxies, powers of attorney, instructions or other similar requests heretofore given in respect of the Shares, if any, are revocable, and hereby revokes all such proxies, powers of attorney, instructions or other similar requests.

(d)           Each Shareholder hereby affirms that the irrevocable proxies set forth in this Section 1.2, if they become effective, are given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, Merger Sub and the Company, and that such irrevocable proxies are given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxies, if they become effective, are coupled with an interest sufficient in law to support an irrevocable power and are intended to be irrevocable until the Expiration Date, pursuant to the provisions of Section 69 of the MIBCA, at which time they will terminate automatically. Each Shareholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxies contemplated herein. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Shareholder granting such proxy agrees, until the Expiration Date, to vote the Shares in accordance with the Required Votes. The parties agree that the foregoing is a voting agreement.

Section 1.3     Restrictions on Transfers.

(a)           Absent the prior written consent of the Company, each Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, gift, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of any Parent Shares, other than (A) any Transfer to an Affiliate of such Shareholder, but only if prior to the effectiveness of such Transfer, the transferee agrees in writing to be bound by the applicable terms hereof (unless such transferee is a Shareholder) and notice of such Transfer is delivered to the Company pursuant to Section 4.4, or (B) a Transfer solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the exercise of any stock options or warrants or the conversion of any convertible securities, (ii) deposit any Parent Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (i) or (ii).

(b)           Absent the prior written consent of the Company and Parent, each Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (i) Transfer, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding providing for the Transfer of any Company Shares, other than (A) any Transfer to an Affiliate of such Shareholder, but only if prior to the effectiveness of such Transfer, the transferee agrees in writing to be bound by the applicable terms hereof (unless such transferee is a Shareholder) and notice of such Transfer is delivered to the Company pursuant to Section 4.4, or (B) a Transfer solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the exercise of any stock options or warrants or the conversion of any convertible securities, (ii) deposit any Company Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (i) or (ii).

Section 1.4     Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.

Section 1.5     No Obligation to Exercise Rights or Options. Nothing contained in this Article I shall require any Shareholder (or shall entitle any proxy of such Shareholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying New Shares or (b) vote, or execute any consent with respect to, any New Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1     Representations and Warranties of each Shareholder. Each Shareholder represents and warrants to the Company and Parent as follows: (a) such Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other company actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming the due authorization, execution and delivery by the Company and Parent, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity), (d) the execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or Contract binding upon Shareholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental

Authority, except in each case for filings with the SEC by such Shareholder or as would not impact such Shareholder’s ability to perform or comply with its obligations under this Agreement in any material respect, (e) as of the date hereof, such Shareholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares, (f) as of the date hereof, such Shareholder beneficially owns the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities Laws) and has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and no Person other than such Shareholder has any right to direct or approve the voting or disposition of any of the Existing Shares and (g) no Affiliate of such Shareholder owns (beneficially or otherwise) any equity securities of Parent or the Company, except as listed on Schedule A.

Section 2.2     Representations and Warranties of the Company. The Company represents and warrants to each Shareholder as follows: (a) the Company has full legal right and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other corporate actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming the due authorization, execution and delivery by Parent and the Shareholders, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity) and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or Contract binding upon the Company, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by the Company or as would not impact the Company’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 2.3     Representations and Warranties of Parent. Parent represents and warrants to each Shareholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other corporate actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming the due authorization, execution and delivery by the Company and the Shareholders, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in law or equity) and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or Contract binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by Parent or as would not impact the Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 2.4     Covenants. Each Shareholder hereby:

(a)           agrees upon receipt of written inquiry from the Company or Parent to promptly notify the Company and Parent of the number of any New Shares acquired by such Shareholder after the date hereof and prior to the Expiration Date. Any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Shareholder on the date hereof;

(b)           agrees to (i) permit the Company and Parent to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Shareholders’ identity and ownership of the Shares and the nature of the Shareholders’ commitments, arrangements and understandings under this Agreement, in each case, to the extent the Company or Parent reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by the Company, Parent or the Shareholders); provided that the Company or Parent, as the case may be, shall give each Shareholder and its legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public and (ii) give to Parent and the Company as promptly as practicable any information related to the foregoing that Parent or the Company may reasonably require for the preparation of any disclosure documents to be filed with the SEC. Each Shareholder agrees to promptly notify each of Parent and the Company of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent such Shareholder becomes aware that any such information shall have become false or misleading in any material respect; and

(c)           shall and does authorize the Company or its counsel to (i) notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Parent Shares (and that this Agreement places limits on the voting and transfer of the Parent Shares); provided that if the Company or its counsel gives such notification, it shall on the earlier of the (x) Expiration Date and (y) the date on which the Parent Shareholder Approval is obtained further notify Parent’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date; and (ii) notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Company Shares (and that this Agreement places limits on the voting and transfer of the Company Shares); provided that if the Company or its counsel gives such notification, it shall on the earlier of the (x) Expiration Date and (y) the date on which the Company Shareholder Approval is obtained further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date.

ARTICLE III
TERMINATION

This Agreement shall terminate and be of no further force or effect on the Expiration Date, and neither the Company, Parent nor any of the Shareholders shall have any rights or obligations hereunder following such termination. Notwithstanding the preceding sentence, this Article III and Article IV shall survive any termination of this Agreement. Nothing in this Article III shall relieve or otherwise limit any party of any liability for willful breach of this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1     Expenses. Each party shall bear their respective expenses, costs and fees (including attorneys’ fees, if any) in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is effected.

Section 4.2     Obligations of Shareholders. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Shareholder are several and not joint and several, and in no event shall any Shareholder have any obligation or liability for any of the representations, warranties and covenants of any other Shareholder.

Section 4.3     No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Shareholder’s Shares shall remain vested in and belong to such Shareholder and (b) the Company shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Shareholder in the performance of its duties or responsibilities as a shareholder of Parent or the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including the Company or Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 4.4     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid:

To the Company:

Baltic Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
Phone: (646) 443-8550
Attention: John Wobensmith
Email: John.Wobensmith@gencoshipping.com

with a copy (which shall not constitute notice) to:

Kaye Scholer LLP
250 West 55th Street
New York, New York 10019
Phone: 212-836-7061
Attention: Emanuel Cherney
Email: Emanuel.Cherney@kayescholer.com

if to Parent:

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
Phone: (646) 443-8550
Attention: John Wobensmith
Email: John.Wobensmith@gencoshipping.com

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
Phone: (212) 530-5003
Attention: David E. Zeltner, Esq.
Email: DZeltner@milbank.com

To Shareholders:
c/o Centerbridge Credit Partners, L.P.
375 Park Avenue, 12th Floor
New York, NY 10152
Attention: Office of General Counsel
Email: LegalNotices@centerbridge.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 4.5     Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by the Company, Parent and each Shareholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 4.6     Assignment. Except as contemplated by Section 1.3, no party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other parties hereto.

Section 4.7     No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 4.8     Entire Agreement. This Agreement (including Schedule A hereto) and, to the extent referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 4.9     No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.10   Jurisdiction; Specific Enforcement; Waiver of Trial by Jury. The parties’ rights in this Section 4.10 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 4.10. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any United States federal court located in the State of New York or any New York state court (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). In the event any party seeks any remedy referred to in this Section 4.10, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.10 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any United States federal court located in the State of New York or any New York state court. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 4.4; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.11   Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 4.12   Capacity. Each Shareholder is signing this Agreement solely in its capacity as a shareholder of the Company and of Parent and nothing contained herein shall in any way limit or affect any director of the Company or of Parent, as the case may be, who may be affiliated or associated with any Shareholder or any of its Affiliates from exercising such director’s fiduciary duties as a director of the Company or Parent, as the case may be, or from otherwise taking any action or inaction in such director’s capacity as a director of the Company or Parent, as the case may be, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 4.12 is intended to limit the obligations and agreements of the Company or Parent under the Merger Agreement.

Section 4.13   Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 4.14   Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 4.14   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 4.15   Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

BALTIC TRADING LIMITED

By:	/s/ John C. Wobensmith
	Name:	John C. Wobensmith
	Title:	President and Chief Financial Officer

GENCO SHIPPING & TRADING LIMITED

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Chief Financial Officer

[Signature Page to Voting and Support Agreement]

CENTERBRIDGE CREDIT PARTNERS, L.P.

By: Centerbridge Credit Partners General Partner, L.P., its General Partner

By: Centerbridge Credit GP Investors, L.L.C., its General Partner

By:	/s/ Richard Grissinger
Name: Richard Grissinger
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.

By: Centerbridge Credit Partners Offshore General Partner, L.P., its General Partner

By: Centerbridge Credit Offshore GP Investors, L.L.C., its General Partner

By:	/s/ Richard Grissinger
Name: Richard Grissinger
Title: Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS II, L.P.

By: Centerbridge Special Credit Partners General Partner II, L.P., its General Partner

By: Centerbridge Special GP Investors II, L.L.C., its General Partner

By:	/s/ Richard Grissinger
Name: Richard Grissinger
Title: Authorized Signatory

[Signature Page to Voting and Support Agreement]

CENTERBRIDGE CAPITAL PARTNERS II (CAYMAN), L.P.

By: Centerbridge Associates II (Cayman), L.P., its General Partner

By: CCP II Cayman GP Ltd., its General Partner

By:	/s/ Richard Grissinger
Name: Richard Grissinger
Title: Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS II AIV IV (CAYMAN), L.P.

By: Centerbridge Special Credit Partners General Partner II (Cayman), L.P., its General Partner

By: Centerbridge Special GP Investors II (Cayman), L.P., its General Partner

By: CSCP II Cayman GP Ltd., its General Partner

By:	/s/ Richard Grissinger
Name: Richard Grissinger
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS II (CAYMAN), L.P.

By: CCP II Cayman GP Ltd., its General Partner

By:	/s/ Richard Grissinger
Name: Richard Grissinger
Title: Authorized Signatory

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Shareholder	Number of Parent Shares	Number of Company Shares
Centerbridge Credit Partners, L.P.	2,837,673	1,698,927
Centerbridge Credit Partners Master, L.P.	5,149,293	3,098,398
Centerbridge Capital Partners II (Cayman), L.P.	10,520,805	__
Centerbridge Capital Partners SBS II (Cayman), L.P.	77,008	__
Centerbridge Special Credit Partners II AIV IV (Cayman), L.P.	2,610,848	__
Centerbridge Special Credit Partners II, L.P.	__	2,452,675